                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): June 29, 2001

                         Commission File Number: 0-27118

                               PHARMACOPEIA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

DELAWARE                            0-27118                           33-0557266
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission              (I.R.S. Employer
incorporation or organization)      File Number)             Identification No.)

CN 5350, PRINCETON, NEW JERSEY                                        08543-5350
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)

                                 (609) 452-3600
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

This Form 8-K/A amends the Form 8-K filed on July 13, 2001 to include the required financial statements and pro forma financial information and exhibits.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

The following financial statements and exhibits are filed as part of this Report.

(a)      Financial statements of business acquired.

         Attached hereto are audited balance sheets of Synomics Limited as of September 30, 2000 and 1999, and profit and loss accounts and notes for the years ended September 30, 2000 and 1999.

         Attached hereto are unaudited balance sheets of Synomics Limited as of March 31, 2001 and 2000, and profit and loss accounts, cash flow statements and notes for the six month periods ended March 31, 2001 and 2000.

(b)      Pro forma financial information.

         Attached hereto is the unaudited pro forma condensed combined balance sheet of Pharmacopeia as of March 31, 2001, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2001, based on Pharmacopeia's historical financial statements as adjusted to give effect to the acquisition of Synomics Limited.

(c)      Exhibits.

         Exhibit Number                         Description
         --------------                         -----------

               2 Agreement for the Sale and Purchase of Shares in Synomics Limited dated June 21, 2001 between certain of the persons whose names and addresses are set fourth in the first schedule and Accelrys Inc. (Incorporated by reference to Exhibit 2 to the registrant's Report on Form 8-K filed on July 13,
                           2001).

              23           Consent of Arthur Andersen, Independent Auditors


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PHARMACOPEIA, INC.

                                 By:      /s/ Bruce C. Myers
                                         ---------------------------------------
                                         Bruce C. Myers, Executive Vice
                                         President and Chief Financial Officer
                                         (Duly Authorized Officer and Chief
                                         Accounting Officer)


Date:    August 13, 2001

                          INDEX TO FINANCIAL STATEMENTS

SYNOMICS LIMITED

         Report of Independent Accountants                                   F-1

         Profit and Loss Accounts for the years ended
                  September 30, 2000 and 1999                                F-3

         Balance Sheets as of September 30, 2000 and 1999                    F-4

         Notes to Financial Statements                                       F-5

         Profit and Loss Accounts for the six months ended
                  March 31, 2001 and 2000 (unaudited)                       F-18

         Balance Sheets as of March 31, 2001 and 2000
                   (unaudited)                                              F-19

         Cash Flow Statements for the six months ended
                  March 31, 2001 and 2000 (unaudited)                       F-20

         Notes to Unaudited Financial Statements                            F-21


PHARMACOPEIA, INC.

         Unaudited Pro Forma Condensed Combined Financial Information       F-23

         Unaudited Pro Forma Condensed Combined Balance Sheet as of
                  March 31, 2001                                            F-24

         Unaudited Pro Forma Condensed Combined Statement of Operations
                  for the year ended December 31, 2000                      F-25

         Unaudited Pro Forma Condensed Combined Statement of Operations
                  for the three months ended March 31, 2001                 F-26

         Notes to Unaudited Pro Forma Condensed Combined Financial
                  Information                                               F-27

Auditors' report

REPORT OF INDEPENDENT ACCOUNTANTS


TO THE BOARD OF DIRECTORS OF SYNOMICS LIMITED:

We have audited the financial statements of Synomics Limited on pages F-3 to F-17 which have been prepared under the historical cost convention and the accounting policies set out on pages F-5 and F-6. As explained in Note 1(a), the financial statements have not been prepared for the purposes of Section 226 of the Companies Act 1985.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
The directors are responsible for preparing the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibilities, as independent auditors, are established in the United Kingdom by the Auditing Practices Board and by our profession's ethical guidance. It is our responsibility to report our opinion to you as to whether the financial statements give a true and fair view.


BASIS OF OPINION
We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board and with auditing standards generally accepted in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the circumstances of the company, consistently applied and adequately disclosed.


We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.


OPINION
In our opinion, the financial statements give a true and fair view of the state of the affairs of the Company at September 30, 2000 and September 30, 1999 and of the Company's loss for the years ended September 30, 2000 and September 30, 1999 in conformity with generally accepted accounting principles in the United Kingdom.

RECONCILIATION TO US GAAP
Accounting practices used by the Company in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences, a complete reconciliation of net loss and shareholders' equity to generally accepted accounting principles in the United States and a Statement of Cash Flows prepared under generally accepted accounting principles in the United States is set forth in Note 15.






ARTHUR ANDERSEN
CHARTERED ACCOUNTANTS

Cambridge
England

June 6, 2001 (except with respect to the US GAAP reconciliation in Note 15 and the post balance sheet event set out in note 14 for which the date is August 9, 2001).

Profit and loss account

                                                                                                         Year ended
                                                                                                       September 30,
                                                                                              ------------------------------
                                                                                Notes                2000            1999
                                                                                                      L             L
TURNOVER                                                                          2               512,515          34,813
Selling and administrative expenses                                                            (1,172,917)       (606,989)
Research and development expenses                                                              (1,718,600)       (981,556)
                                                                                               ----------      ----------
OPERATING LOSS                                                                                 (2,379,002)     (1,553,732)
Investment income                                                                 3               108,011          61,299
                                                                                               ----------      ----------
LOSS ON ORDINARY ACTIVITIES BEFORE AND AFTER TAXATION BEING
RETAINED LOSS FOR THE YEAR                                                        4            (2,270,991)     (1,492,433)
                                                                                               ==========      ==========

There are no recognised gains or losses in any period other than the loss for the year and therefore a statement of total recognised gains and losses has not been included.


The accompanying notes form an integral part of this profit and loss account.


The above results are all derived from continuing activities.

Balance sheet
September 30, 2000 and 1999

                                                                                Notes                2000            1999
                                                                                                      L             L
FIXED ASSETS
Tangible assets                                                                   6               240,083         234,302
                                                                                               ==========      ==========
CURRENT ASSETS
Debtors                                                                           7               214,965         114,783
Cash at bank and in hand and liquid resources                                     8               674,375       3,106,304
                                                                                               ----------      ----------
                                                                                                  889,340       3,221,087
CREDITORS: Amounts falling due within one year                                    9              (240,544)       (295,519)
                                                                                               ----------      ----------
NET CURRENT ASSETS                                                                                648,796       2,925,568
                                                                                               ----------      ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                                                             888,879       3,159,870
                                                                                               ----------      ----------
NET ASSETS                                                                                        888,879       3,159,870
                                                                                               ----------      ----------
CAPITAL AND RESERVES
Called-up share capital                                                          10                 1,922           1,922
Share premium account                                                            11             5,090,691       5,090,691
Profit and loss account                                                          11            (4,203,734)     (1,932,743)
                                                                                               ----------      ----------
SHAREHOLDERS' FUNDS - ALL EQUITY                                                 12               888,879       3,159,870
                                                                                               ==========      ==========

The accompanying notes form an integral part of this balance sheet.

Notes to financial statements

1   ACCOUNTING POLICIES
The principal accounting policies are summarised below. They have been applied consistently throughout the year and preceding year.


a)  BASIS OF ACCOUNTING
The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.


The financial statements have been prepared under United Kingdom generally accepted accounting principles (UK GAAP). A reconciliation of net loss and shareholders' equity from UK GAAP to United States Generally Accepted Accounting Principles (US GAAP) as well as a summary of significant differences is set out in Note 15.


The financial statements do not constitute statutory accounts within the meaning of S240 of the Companies Act 1985.


b)  TANGIBLE FIXED ASSETS
Tangible fixed assets are stated at cost, net of depreciation and any provision for impairment. Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost, less estimated residual value, of each asset on a straight line basis over its expected useful life, as follows:


Computer hardware and software         -        3 years
Office furniture                       -        4 years
Leasehold fixtures and fittings        -        over the term of the short lease


Residual value is calculated on prices prevailing at the date of acquisition.


c)  TAXATION
Corporation tax payable is provided, where appropriate, on taxable profits at the current rate.


Deferred taxation is provided using the liability method on all timing differences only to the extent that they are expected to reverse in the future without being replaced.


d)  CASH FLOW STATEMENT
Under the provisions of Financial Reporting Standard No. 1 (Revised) "Cash Flow Statements", the Company has not prepared a cash flow statement because it is entitled to the exemptions available under Sections 246 and 249 of the Companies Act 1985 for small companies when filing financial statements with the Registrar of Companies.


A Statement of Cash Flows prepared in accordance with generally accepted accounting principles in the United States is set forth in Note 15.

e)  TURNOVER
Turnover represents amounts receivable for usage licences, consultancy and toolkits. Licence revenues are deferred and released to revenue over the period of the licence agreement. Consultancy revenues are recognised when the work is performed to the extent that, under fixed price contracts, the outcome of the project is reasonably certain. Revenues arising on toolkit sales are recognised when the toolkits are delivered to the customer.


f)  PENSION COSTS
For defined contribution schemes the amount charged to the profit and loss account in respect of pension costs and other post-retirement benefits is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments in the balance sheet.


2   SEGMENTAL INFORMATION

Geographical segments:                                                   Europe                       United States
                                                                -------------------------       --------------------------
                                                                    2000            1999             2000            1999
                                                                     L             L              L             L
Turnover by destination                                          213,500          22,000          299,015          12,813
                                                              ==========      ==========       ===========     ===========

3   INVESTMENT INCOME

                                                                                                       Year ended
                                                                                                      September 30,
                                                                                               ----------------------------
                                                                                                     2000            1999
                                                                                                      L             L
Bank interest receivable                                                                          108,011          61,299
                                                                                               ==========      ==========

4   LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

Loss on ordinary activities before taxation is stated after charging:

                                                                                                        Year ended
                                                                                                        September 30,
                                                                                                --------------------------
                                                                                                     2000            1999
                                                                                                      L             L
Depreciation on owned tangible fixed assets                                                       126,201          72,277
Auditors' remuneration
-   audit                                                                                           8,500           7,500
-   other services                                                                                  3,000               -
                                                                                               ==========      ==========

5   STAFF COSTS

The average monthly number of employees including executive directors was:

                                                                                                        Year ended
                                                                                                       September 30,
                                                                                                ---------------------------
                                                                                                     2000            1999
                                                                                                   Number          Number
Engineering                                                                                            26              16
Sales and marketing                                                                                     4               2
Product management                                                                                      2               1
Customer support                                                                                        1               -
Quality assurance                                                                                       3               1
General and administration                                                                              3               2
                                                                                               ----------      ----------
                                                                                                       39              22
                                                                                               ==========      ==========

                                                                                                        Year ended
                                                                                                       September 30,
                                                                                                ---------------------------
                                                                                                     2000            1999
                                                                                                      L             L
Their aggregate remuneration comprised:
Wages and salaries                                                                              1,558,186         896,466
Social security costs                                                                             157,562          91,306
Other pension costs                                                                                81,466          37,720
                                                                                               ----------      ----------
                                                                                                1,797,214       1,025,492
                                                                                               ==========      ==========

DIRECTORS' REMUNERATION

REMUNERATION
The remuneration of directors was as follows:

                                                                                                        Year ended
                                                                                                       September 30,
                                                                                                ---------------------------
                                                                                                     2000            1999
                                                                                                      L             L
Emoluments                                                                                        290,116         300,146
Compensation for loss of office                                                                    48,400               -
Company contributions to money purchase schemes                                                    19,983          19,532
                                                                                               ----------      ----------
                                                                                                  358,499         319,678
                                                                                               ==========      ==========

Fees paid to third parties                                                                         65,459          20,000
                                                                                               ==========      ==========

Three directors (1999 - 3) were members of the money purchase pension schemes.

6   TANGIBLE FIXED ASSETS
                                                                Computer       Leasehold
                                                            hardware and    fixtures and           Office
                                                                software        fittings        furniture           Total
                                                                     L             L              L             L
COST
October 1, 1999                                                  286,005           3,253           19,797         309,055
Additions                                                        131,982               -                -         131,982
                                                              ----------      ----------       ----------      ----------
September 30, 2000                                               417,987           3,253           19,797         441,037
                                                              ----------      ----------       ----------      ----------

DEPRECIATION
October 1, 1999                                                   67,363           3,253            4,137          74,753
Charge for the year                                              121,794               -            4,407         126,201
                                                              ----------      ----------       ----------      ----------
September 30, 2000                                               189,157           3,253            8,544         200,954
                                                              ----------      ----------       ----------      ----------

NET BOOK VALUE
October 1, 1999                                                  218,642               -           15,660         234,302
                                                              ==========      ==========       ==========      ==========
September 30, 2000                                               228,830               -           11,253         240,083
                                                              ==========      ==========       ==========      ==========

7   DEBTORS
The following amounts are included in the net book value of debtors falling due within one year:

                                                                                                   2000            1999
                                                                                                    L             L
Trade debtors                                                                                      93,010          15,580
VAT                                                                                                23,599          15,427
Prepayments                                                                                        96,166          73,651
Bank interest receivable                                                                            2,190          10,125
                                                                                               ----------      ----------
                                                                                                  214,965         114,783
                                                                                               ==========      ==========

8   CASH AT BANK AND IN HAND AND LIQUID RESOURCES

                                                                                                    2000            1999
                                                                                                       L               L
Cash at bank and in hand                                                                           84,375           6,304
Money market deposit                                                                              590,000       3,100,000
                                                                                               ----------      ----------
                                                                                                  674,375       3,106,304
                                                                                               ==========      ==========

9   CREDITORS: Amounts falling due within one year
The following amounts are included in creditors falling due within one year:

                                                                                                    2000            1999
                                                                                                       L               L
Trade creditors                                                                                    78,783          44,944
Taxation and social security                                                                       79,261          44,029
Other creditors                                                                                         -           7,811
Accruals and deferred income                                                                       82,500         198,735
                                                                                               ----------      ----------
                                                                                                  240,544         295,519
                                                                                               ==========      ==========

10  CALLED-UP SHARE CAPITAL

                                                                                                     2000            1999
                                                                                                        L               L
AUTHORISED
5,754,444 ordinary shares ofL0.0001 each (1999 - 6,444,444)                                         575             644
12,000,000 preferred ordinary shares ofL0.0001 each (1999 - 12,333,332)                           1,200           1,233
1,023,332 deferred shares ofL0.0001 each (1999 - nil)                                               102               -
1,892,507 preferred B ordinary shares ofL0.0001 each (1999 - 1,892,507)                             189             189
                                                                                               ----------      ----------
                                                                                                    2,066           2,066
                                                                                               ==========      ==========

ALLOTTED, CALLED UP AND FULLY PAID
4,310,000 ordinary shares ofL0.0001 each (1999 - 5,000,000)                                         431             500
12,000,000 preferred ordinary shares ofL0.0001 each (1999 - 12,333,332)                           1,200           1,233
1,023,332 deferred shares ofL0.0001 each (1999 - nil)                                               102               -
1,892,507 preferred B ordinary shares ofL0.0001 each (1999 - 1,892,507)                             189             189
                                                                                               ----------      ----------
                                                                                                    1,922           1,922
                                                                                               ==========      ==========

a)   AUTHORISED AND ISSUED SHARE CAPITAL

On August 16, 1999, the authorised share capital of the Company was increased from L1,877 to L2,066 by the creation of 1,892,507 preferred B ordinary shares of L0.0001 each.


During the year ended September 30, 1999 the Company allotted 5,892,507 ordinary shares with a nominal value of L589 as follows:


On August 18, 1999 the Company issued 4,000,000 preferred ordinary shares for consideration of L0.50 per share to existing shareholders pursuant to the exercise of a put option in accordance with the provisions of the subscription agreement dated July 24, 1998.

a)  AUTHORISED AND ISSUED SHARE CAPITAL (CONTINUED)
1,892,507 preferred B ordinary shares were issued on September 2, 1999 to various employees, scientific advisors, directors and Incyte Pharmaceuticals Inc, a new investor in the Company, for consideration of L0.60 per share.
All employees were given equal opportunity to participate in the share issue.

On February 29, 2000, on his cessation of employment with the Company, S P Gardner and the Company agreed that, in accordance with the provisions of the Company's Articles, 690,000 of Mr Gardner's shareholdings with a nominal value of L69 would convert into deferred shares. The authorized share capital of the Company was amended to reflect this. On July 23, 2000, in accordance with the Company's Articles, and the subscription agreement dated July 24, 1998 an aggregate of 333,332 preferred ordinary shares, with a nominal value of L33, were automatically converted into the same number of deferred shares. The authorized share capital of the Company was amended to reflect this.

c)  CLASSES OF SHARES AND RIGHTS
The authorised and issued share capital of the Company is divided into ordinary, preferred ordinary shares and preferred B ordinary shares; however, the Company's Articles provide that under certain circumstances ordinary, preferred ordinary and preferred B ordinary shares convert automatically to deferred shares.


RIGHTS AS REGARDS VOTING:
The holders of ordinary, preferred ordinary and preferred B ordinary shares have the rights to receive notice of and to attend, speak and vote at all general meetings of the Company.


The holders of deferred shares do not have the right to receive notice of or to attend, speak or vote at any general meetings of the Company.


RIGHTS AS REGARDS CAPITAL:
On a return of assets on liquidation, reduction of capital or otherwise, the surplus assets of the Company remaining after payment of its liabilities shall be applied:


- first, in paying to the holders of the preferred ordinary shares an amount equal to the full subscription price paid for such shares;


- second, in paying to holders of the preferred B ordinary shares an amount equal to the full subscription price paid for such shares,


- and, subject thereto, the balance of such assets shall belong to and be distributed amongst the holders of the ordinary shares and the preferred ordinary shares (pari passu as if the same constituted one class of share) provided that after the distribution of the first
         L200 million of such balance, the holders of any deferred shares shall be entitled to receive (in priority to any further distribution) an amount equal to the nominal value of a deferred share.

b)  CLASSES OF SHARES AND RIGHTS (CONTINUED)
SHARE OPTIONS
The Company operates an unapproved share option scheme in which all full time employees are eligible to participate. Options are issued at a price determined by the Board of Directors. The number of options awarded to eligible employees is discretionary, reflecting performance and contribution to the Company and is not on a uniform basis or linked to salary. As at September 30, 2000, 726,107 exercisable options had been granted.


During the year ended September 30, 2000, options over the Company's shares were granted as follows:


(i) On December 17, 1999, options were granted over 64,444 ordinary shares of L0.0001 each at a subscription price of L0.72 per share.
         The terms of these options are as per those of the Synomics Employee Share Option Plan (unapproved).


(ii) On January 27, 2000, options were granted over 21,666 ordinary shares of L0.0001 each at a subscription price of L0.72 per share.
         The terms of these options are as per those of the Synomics Employee Share Option Plan (unapproved).


(iii) On May 2, 2000, options were granted over 30,000 ordinary shares of L0.0001 each at a subscription price of L0.72 per share.
         The terms of these options are as per those of the Synomics Employee Share Option Plan (unapproved).


(iv) On September 7, 2000, options were granted over 422,500 ordinary shares of L0.0001 each at a subscription price of L0.72 per share.
         The terms of these options are as per those of the Synomics Employee Share Option Plan (unapproved).


Additionally, during December 1998, 28,888 share options were granted to two non-employees, who were members of the Company's Scientific Advisory Board in respect of services performed in that capacity in the financial year ended September 30, 1999. In September 1999, a further 10,000 share options were granted to one of the individuals in consideration for his role as a member of the Scientific Advisory Board of the Company for the period ended September 30, 2000.

11  RESERVES

                                                                                  Share
                                                                                 premium       Profit and
                                                                                 account      loss account           Total
                                                                                       L                L               L
At October 1, 1998                                                             1,968,033         (440,310)      1,527,723
Premium on shares issued in the year                                           3,134,915                -       3,134,915
Expenses of equity share issues                                                  (12,257)               -         (12,257)
Retained loss for the year                                                             -       (1,492,433)     (1,492,433)
                                                                              ----------       ----------      ----------
At September 30, 1999                                                          5,090,691       (1,932,743)      3,157,948
                                                                              ==========       ==========      ==========


                                                                                  Share
                                                                                 premium       Profit and
                                                                                 account     loss account           Total
                                                                                       L                L               L
At October 1, 1999                                                             5,090,691       (1,932,743)      3,157,948
Retained loss for the year                                                             -       (2,270,991)     (2,270,991)
                                                                              ----------       ----------      ----------
At September 30, 2000                                                          5,090,691       (4,203,734)        886,957
                                                                              ==========       ==========      ==========

12  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                                    2000            1999
                                                                                                       L               L
Loss for the year                                                                              (2,270,991)     (1,492,433)
New shares issued                                                                                       -       3,123,247
                                                                                               ----------      ----------

Net addition to shareholders' funds                                                            (2,270,991)      1,630,814
Opening shareholders' funds                                                                     3,159,870       1,529,056
                                                                                               ----------      ----------
Closing shareholders' funds                                                                       888,879       3,159,870
                                                                                               ==========      ==========

13  RELATED PARTY TRANSACTIONS
Under the definition set out in paragraph 2.5 (d)(ii) of FRS8 "Related Party Disclosures", Ware Anthony Rust Limited is deemed to be a related party of Synomics Limited as a result of the relationship that exists between a director/shareholder of Synomics Limited and a director/shareholder of Ware Anthony Rust Limited.


Ware Anthony Rust Limited raised sales invoices of L21,637 net for marketing and promotion services provided tO Synomics Limited during the year to September 30, 2000 (1999: L28,961). There was a closing balance of
Lnil on the debtors ledger as at September 30, 2000 (1999: L5,242 net). This marketing expense has been included within operating expenses for the year.

14  POST BALANCE SHEET EVENT
On June 29, 2001 the entire issued share capital of the Company was acquired by Accelrys Inc.


15 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK GAAP FOLLOWED BY THE COMPANY AND US GAAP The Company's financial statements have been prepared under UK GAAP, which differ in certain respects from US GAAP. The principal differences between the Company's accounting policies and disclosures under UK GAAP and US GAAP are set out below:


RECONCILIATION OF NET LOSS FROM UK GAAP TO US GAAP

                                                                                                  Year to September 30,
                                                                                               ---------------------------
                                                                                Notes                2000            1999
                                                                                                        L               L
NET LOSS AS REPORTED UNDER UK GAAP                                                             (2,270,991)     (1,492,433)
Adjustments for:
Compensation costs for stock options issued to non-employees                     (a)               (2,920)         (1,435)
Revenue recognition                                                              (b)              (69,086)         (5,600)
                                                                                               ----------      ----------
NET LOSS AS REPORTED UNDER US GAAP                                                             (2,342,997)     (1,499,468)
                                                                                               ==========      ==========

RECONCILIATION OF SHAREHOLDERS' EQUITY FROM UK GAAP TO US GAAP


                                                                                                       September 30,
                                                                                                ---------------------------
                                                                                Notes                2000            1999
                                                                                                        L               L
Shareholders' equity as reported under UK GAAP                                                    888,879       3,159,870
Revenue recognition                                                              (b)              (74,686)         (5,600)
                                                                                               ----------      ----------
Shareholders' equity as reported under US GAAP                                                    814,193       3,154,270
                                                                                               ==========      ==========

15 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK GAAP FOLLOWED BY THE COMPANY AND US GAAP (CONTINUED) RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' EQUITY UNDER US GAAP

                                                  Called up share capital
                                                  ------------------------
                                                                     Share                                          Total
                                     Number of        Share        Premium         Other     Accumulated    Shareholders'
                                        shares        value        Account       reserve            loss           Equity
                                                          L              L             L               L                L
Balance, September 30, 1999         19,225,839        1,922      5,090,691         1,435      (1,939,778)       3,154,270
Compensation costs for stock
options                                      -            -              -         2,920               -            2,920
Net loss for the year under US
GAAP                                         -            -              -             -      (2,342,997)      (2,342,997)
                                    ----------       --------     ----------    ----------      ----------       ----------
                                    19,225,839        1,922      5,090,691         4,355      (4,282,775)         814,193
                                    ==========       ========     ==========    ==========      ==========       ==========

(a) ACCOUNTING FOR EQUITY INSTRUMENTS ISSUED TO THIRD PARTY FOR SERVICES
SUPPLIED
Synomics has granted stock options in earlier years to third parties in exchange for services. Under UK GAAP, there is no accounting for these grants. Under US GAAP, Emerging Issues Task Force (EITF) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, Synomics is required to fair value the share options granted, and recognise this as a charge against earnings. The share options were granted unconditionally to third parties for services supplied; accordingly the expense is measured and recorded at the date of grant.

During December 1998, 28,888 share options were granted to two non-employees, who were members of the Company's Scientific Advisory Board in respect of services performed in that capacity in the financial years ended September 30, 1999. In September 1999 a further 10,000 share options were granted to one of the individuals, in further consideration for his role as a member of the Scientific Advisory Board of the Company for the period ended September 30, 2000.


As a consequence, under US GAAP Synomics has recorded a charge in relation to this item, with an offsetting entry to "Other reserves", so that overall Shareholders' Equity remains unchanged.

15 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK GAAP FOLLOWED BY THE COMPANY AND US GAAP (CONTINUED)
(b) REVENUE RECOGNITION
Under UK GAAP the Company recognises revenue in accordance with the following policies:


i)    LICENCE FEES
      Licence fees are deferred and recognised over the period of the licence.


ii)   CONSULTANCY
      Consultancy is recognised as the service is performed.


iii)  TOOLKITS
      Revenues for toolkits are recognised when the toolkits are delivered to the customer.


US GAAP under Statement of Position 97-2 ("SOP 97-2") Software Revenue Recognition prescribes specific revenue recognition criteria to sales of software products. Revenue should be recognised when the following criteria have been met:


-   There is persuasive evidence of an arrangement


-   Delivery of the product has occurred or services have been rendered


-   The selling price is fixed or determinable and;


-   Collectibility is reasonably assured.


Specifically, revenue should not be recognised until the seller has substantially accomplished what it must do pursuant to the terms of the arrangement, which usually occurs upon delivery, or performance of the services.


The Company undertakes certain consultancy contracts with customers for projects divided into a number of stages. Each of these stages typically lasts for periods of up to one year. Formal customer acceptance of the completion of each stage is required under certain contracts. Under UK GAAP these contracts are accounted for on a long term contract in accordance with Statement of Standard Accounting Practice No.9 "Stocks and long-term contracts." ("SSAP 9"). This standard prescribes that revenues on long term contracts should be recognised in a manner appropriate to the stage of completion of the contract, giving consideration as to whether the outcome of the contract can be assessed with reasonable certainty. Synomics recognises revenue on contracts on the basis of work performed to date as a proportion of the total expected work required to complete the contract.


Under US GAAP the existence of acceptance criteria within certain contracts determines that revenues cannot be recognised until such time as signed customer acceptance is obtained.


Consequently, revenues under US GAAP for the years ended September 30, 2000 and 1999 are L69,086 and L5,600 respectively, lower than those recognised under UK GAAP.

15 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK GAAP FOLLOWED BY THE COMPANY AND US GAAP (CONTINUED)
(c) TAXATION
Under UK GAAP, deferred taxation is recorded using the partial liability method on all timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future. Net deferred tax assets are not recognised unless their recovery is assured beyond reasonable doubt.


Under US GAAP, deferred tax is recognised in full in respect of temporary differences between the reported carrying amount of an asset or liability and its corresponding tax basis. Deferred tax assets are also recognised in full subject to a valuation allowance to reduce the amount of such assets to that which is more likely than not to be realised.


As at September 30, 2000 and 1999, Synomics has approximately L4,180,000 and L1,909,000 respectively of cumulative tax losses. These losses are treated as a deferred tax asset for accounting purposes.


UK GAAP provides that a deferred tax asset should only be recognised where it is probable that the asset will crystallise. US GAAP provides that a tax asset should only be recognised to the extent that it is more likely than not to be realised.


In accordance with both UK GAAP and US GAAP, no asset has been recognised in respect of these tax losses due to the uncertainty as to whether these losses can be offset against future profits.


No tax effect has been recognised in the reconciliation of net loss from UK GAAP to US GAAP in respect of the differences arising in respect of those items, as the timing differences arising are offset in full by the unrecognised tax losses carried forward.


(d) CASH FLOW STATEMENT PREPARED UNDER US GAAP

                                                                                 Year ended
                                                                                September 30,
                                                                         ---------------------------
                                                                             2000            1999
                                                                                L               L
Net cash used in operating activities                                    (2,229,947)     (1,273,810)
Net cash used in investing activities                                      (131,982)       (215,406)
Net cash provided by financing activities                                         -       3,123,247
                                                                         ----------      ----------
(Decrease) increase in cash and cash equivalents                         (2,431,929)      1,634,031
                                                                         ==========      ==========
Beginning cash and cash equivalents                                       3,106,304       1,472,273
                                                                         ==========      ==========
Ending cash and cash equivalents                                            674,375       3,106,304
                                                                         ==========      ==========

Under UK GAAP the Company is not required to produce a cash flow statement in its financial statements under the provisions of Financial Reporting Standard No.1 (revised) "Cash Flow Statements" because it is entitled to the exemptions available under sections 246 and 249 of the Companies Act 1985 for small companies when filing financial statements with the Registrar of Companies.

15 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK GAAP FOLLOWED BY THE GROUP AND US GAAP (CONTINUED)
(d) CASH FLOW STATEMENT PREPARED UNDER US GAAP (CONTINUED)
A statement of cash flows under US GAAP has been prepared in accordance with SFAS 95 "Statement of Cash Flows". The requirements are substantially the same as UK GAAP but differ with regard to the classification of certain items within the statements and the definition of cash and cash equivalents.


(e) RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires companies to record derivative financial instruments on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the value of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. In June 1999, the FASB issues SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of FASB Statements No. 133" which amended SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (or October 1, 2000 for our statement of operations). In the opinion of management, this statement is not expected to have a material impact on the financial condition or results of our operations since the Company has not entered into any significant derivative instructions.


In June 2001, the Financial Accounting Standards Board authorised the issuance of Statement of Financial Accounting Standards ("SFAS") No.141, Business Combinations and SFAS No.142, Goodwill and Other Intangible Assets. SFAS No.141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS No.141 requires intangible assets to be recognised if they arise from contractual or legal rights or are "separable", i.e., it is feasible that they may be sold, transferred, licensed, rented, exchanged or pledged. As a result, it is likely that more intangible assets will be recognised under SFAS No.141 than its predecessor, APB Opinion No.16, although in some instances previously recognised intangibles will be subsumed into goodwill.


Under SFAS No.142, goodwill will no longer be amortised on a straight line basis over its estimated useful life, but will be tested for impairment on an annual basis and whenever indicators of impairment arise. The goodwill impairment test, which is based on fair value, is to be performed on a reporting unit level. A reporting unit is defined as a SFAS No.131 operating segment or one level lower. Goodwill will no longer be allocated to other long-lived assets for impairment testing under SFAS No.121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Additionally, goodwill on equity method investments will no longer be amortised; however, it will continue to be tested for impairment in accordance with Accounting Principles Board Opinion No.18, THE EQUITY METHOD OF ACCOUNTING FOR INVESTMENTS IN COMMON STOCK. Under SFAS No.142 intangible assets with indefinite lives will not be amortised. Instead they will be carried at the lower of cost or market value and tested for impairment at least annually. All other recognised intangible assets will continue to be amortised over their estimated useful lives.


SFAS No.142 is effective for fiscal years beginning after December 15, 2001 although goodwill on business combinations consummated after July 1, 2001 will not be amortised.


The adoption of SFAS No.141 and No.142 would not have any material impact upon the Company's results.

SYNOMICS LIMITED

PROFIT AND LOSS ACCOUNT (UNAUDITED)

                                                                            SIX MONTHS ENDED 31 MARCH
                                                                                2001             2000
                                                                                   L                L
TURNOVER
                                                                             312,853         246,979
Administrative expenses:
    Research and development                                              (1,172,647)       (866,727)
    Selling and other administrative costs                                  (532,700)       (482,900)
                                                                            --------        --------
OPERATING LOSS                                                            (1,392,494)     (1,102,648)
Investment income                                                              5,674          71,152
Interest payable and similar charges                                      (1,523,885)              -
                                                                            --------        --------
LOSS ON ORDINARY ACTIVITIES BEFORE AND AFTER TAXATION                     (2,910,705)     (1,031,497)
                                                                            ========        ========

SYNOMICS LIMITED

BALANCE SHEET (UNAUDITED)

                                                                                                                  31 MARCH
                                                                                                     2001             2000
                                                                                                      L              L
FIXED ASSETS
    Tangible assets                                                                               202,978         245,681
                                                                                                ----------       ---------
CURRENT ASSETS
    Debtors                                                                                       248,753         142,482
    Cash at bank and in hand                                                                      241,933       2,164,422
                                                                                                ----------       ---------
                                                                                                  490,686       2,306,904
CREDITORS: amounts falling due within one year
    Trade creditors                                                                              (110,361)       (110,205)
    Accruals and deferred income                                                                  (38,900)       (234,000)
    Other creditors                                                                               (75,676)        (63,159)
    Secured loan                                                                               (2,490,552)              -
    Bank overdraft                                                                                      -         (16,847)
                                                                                                ----------       ---------
                                                                                               (2,715,489)       (424,211)
                                                                                                ----------       ---------

NET CURRENT (LIABILITIES) ASSETS                                                               (2,224,803)      1,882,693
                                                                                                ----------       ---------
TOTAL ASSETS LESS CURRENT LIABILITIES                                                          (2,021,825)      2,128,374
                                                                                                ----------       ---------
NET (LIABILITIES) ASSETS                                                                       (2,021,825)      2,128,374
                                                                                                ----------       ---------
CAPITAL AND RESERVES
    Called up share capital                                                                         1,922           1,922
    Share premium account                                                                       5,090,692       5,090,692
    Profit and loss account                                                                    (7,114,439)     (2,964,240)
                                                                                                ----------       ---------
SHAREHOLDERS' (DEFICIT) FUNDS                                                                  (2,021,825)      2,128,374
                                                                                                ----------       ---------

SYNOMICS LIMITED

CASH FLOW STATEMENT (UNAUDITED)

                                                                                                 SIX MONTHS ENDED 31 MARCH
                                                                                                     2001             2000
                                                                                                        L                L
CASH OUTFLOW FROM OPERATING ACTIVITIES                                                         (1,363,922)       (963,206)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE                                                     7,865          73,304
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT                                                      (43,052)        (68,821)
                                                                                               -----------      -----------
CASH OUTFLOW BEFORE USE OF LIQUID RESOURCES AND FINANCING                                      (1,399,109)       (958,723)
MANAGEMENT OF LIQUID RESOURCES                                                                    590,000       1,066,769
FINANCING                                                                                         966,667               -
                                                                                               -----------      -----------
INCREASE IN CASH IN THE PERIOD                                                                    157,558         108,046
                                                                                               -----------      -----------

SYNOMICS LIMITED

NOTES TO UNAUDITED FINANCIAL STATEMENTS


1.   ACCOUNTING POLICIES

     The profit and loss account, balance sheet and cash flow statement for the six month periods ended 31 March 2001 and 31 March 2000 have been prepared on a basis consistent with the accounting policies disclosed in the financial statements of Synomics Limited for the two years ended 30 September 2000.

2.   UNITED STATES GENERALLY ACCEPTED ACCOUNTING POLICIES

     The interim financial statements have been prepared in accordance with United Kingdom generally accepted accounting principles (UK GAAP) which differ in certain significant respects from generally accepted accounting principles in the United States of America (US GAAP). A description of the significant differences between UK GAAP and US GAAP, is set out in the financial statements for the two years ended 30 September 2000.

RECONCILIATION OF NET LOSS FROM UK GAAP TO US GAAP

                                                                                             SIX MONTHS ENDED 31 MARCH
                                                                                                  2001            2000
                                                                                                     L               L
    NET LOSS FOR THE PERIOD AS REPORTED UNDER UK GAAP
                                                                                           (2,910,705)      (1,031,497)
    Adjustments for:
        Compensation costs under accounting for stock options issued to non-employees
        Revenue recognition adjustments                                                        (1,440)          (1,440)
                                                                                              (17,165)          (2,213)
                                                                                           ------------     -----------
    NET LOSS FOR THE PERIOD AS REPORTED UNDER US GAAP                                      (2,929,310)      (1,035,150)
                                                                                           ------------     -----------

SYNOMICS LIMITED

NOTES TO FINANCIAL STATEMENTS

31 MARCH 2001 AND 2000

RECONCILIATION OF SHAREHOLDERS' EQUITY FROM UK GAAP TO US GAAP

                                                                                                  PERIOD ENDED 31 MARCH
                                                                                                     2001             2000
                                                                                                        L                L
Shareholders' equity as reported under UK GAAP                                                 (2,021,825)      2,128,374
Adjustments for:
         Revenue recognition                                                                      (91,851)         (7,813)
                                                                                              ------------     -----------
Shareholders' equity as reported under US GAAP                                                 (2,113,676)      2,120,561
                                                                                              ------------     -----------

4.   CASH FLOW STATEMENT PREPARED UNDER US GAAP

                                                                                                   PERIOD ENDED 31 MARCH
                                                                                                    2001             2000
                                                                                                       L                L
Net cash used in operating activities                                                          (1,356,057)       (889,902)
Net cash used in investing activities                                                             (43,052)        (68,821)
Net cash provided by financing activities                                                         966,667          16,847
                                                                                              ------------     -----------
Decrease in cash and cash equivalents                                                            (432,442)       (941,876)
                                                                                              ------------     -----------
Beginning cash and cash equivalents                                                               674,375       3,106,304
                                                                                              ------------     -----------
Ending cash and cash equivalents                                                                  241,933       2,164,428
                                                                                              ------------     -----------

5.   STATUS OF FINANCIAL STATEMENTS FOR THE PERIOD ENDED 31 MARCH 2001

     The financial information included in these interim financial statements is unaudited and does not comprise statutory financial statements within the meaning of Section 240 of the United Kingdom Companies act 1985.

                               PHARMACOPEIA, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANICAL INFORMATION


The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Pharmacopeia ("Acquisition") of Synomics Limited.

The unaudited pro forma condensed combined financial information is based on the consolidated financial statements of Pharmacopeia giving effect to the Acquisition using the purchase method of accounting. Such pro forma adjustments are based upon available information and upon certain assumptions that Pharmacopeia's management believes are reasonable under the circumstances. These pro forma financial statements are presented for illustrative purposes only and therefore are not necessarily indicative of the operating results or financial position that might have been achieved had the Acquisition occurred as of an earlier date, nor are they necessarily indicative of operating results or financial position which may occur in the future.

The unaudited pro forma condensed combined balance sheet is provided as of March 31, 2001, giving effect to the Acquisition as though it had been consummated on that date. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2000 combines the results of operations of Pharmacopeia for the year ended December 31, 2000 with the results of operations of Synomics for the year ended September 30, 2000 and give effect to the Acquisition as though it had occurred on January 1, 2000, the beginning of Pharmacopeia's fiscal year. The unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2001 give effect to the Acquisition as though it had occurred as of the beginning of the period.

Pharmacopeia's condensed financial information included in these pro forma financial statements is derived from its March 31, 2001 unaudited consolidated financial statements included in its Form 10-Q for the same period, and from its December 31, 2000 audited consolidated financial statements included in its most recent Form 10-K. Synomics' financial information included in these pro forma financial statements is derived from its March 31, 2001 unaudited combined financial statements, and from its September 30, 2000 audited combined financial statements both of which are included as exhibits to this filing. Synomics' financial statements included in the pro forma information as of all dates and for all periods presented have been converted into US dollars and adjusted, where appropriate, to present Synomics' financial position and results of operations in accordance with generally accepted accounting principles in the United States. These adjustments are more fully described in Synomics' March 31, 2001 unaudited combined financial statements, and in its September 30, 2000 audited combined financial statements, both of which are included as exhibits to this filing.

Pharmacopeia's unaudited condensed consolidated financial statements as of March 31, 2001 and for the three months then ended, and Synomics' unaudited combined financial statements as of March 31, 2001 and for the three months then ended, have been prepared in accordance with generally accepted accounting principles applicable to interim financial information, after giving effect to adjustments to present Synomics' financial statements in accordance with generally accepted accounting principles in the United States, and in the opinions of Pharmacopeia's and Synomics' respective management, include all adjustments necessary for a fair presentation of financial information for such interim periods.

                               PHARMACOPEIA, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2001

                   (in thousands, except per share amounts)

                                                                              US GAAP            PRO FORMA
                                          PHARMACOPEIA       SYNOMICS       ADJUSTMENTS         ADJUSTMENTS             PRO FORMA
                                        --------------------------------------------------    ----------------       ---------------
Current assets:
  Cash and cash equivalents                    $74,070            $344                            $(3,500)      2         $70,914
  Marketable securities                         98,536               0                                                     98,536
  Trade receivables, net                        18,848             354                                                     19,202
  Other current assets                           8,211               0                                                      8,211

                                        -----------------------------------------------    ----------------       ---------------
Total current assets                           199,665             698               0             (3,500)                196,863

Property and equipment, net                     11,706             288                                                     11,994
Capitalized software, net                       15,259               0                                                     15,259
Goodwill and other intangibles, net             41,108               0                              3,480      2           44,588
Other assets                                     1,975               0                                  0                   1,975

                                        -----------------------------------------------    ----------------       ---------------
Total assets                                  $269,713            $986              $0               ($20)               $270,679
                                        ===============================================    ================       ===============

Current liabilities:
Accounts payable                                $3,019            $156                                                     $3,175
Accrued liabilities                             27,181           3,703                             (3,040)    1,2          27,844
Deferred revenue, current portion               28,326               0             147                                     28,473

                                        -----------------------------------------------    ----------------       ---------------
Total current liabilities                       58,526           3,859             147             (3,040)                 59,492

Other long term liabilities                        214               0                                                        214
Deferred revenue - long term                     4,752               0                                                      4,752

Stockholders' Equity:
  Common stock                                       2               3                                 (3)      1               2
  Additional paid in capital                   278,417           7,235              10             (7,245)      1         278,417
  Accumulated deficit                          (73,654)        (10,110)           (156)            10,266       1         (73,654)
  Accumulated comprehensive loss                 1,456              (1)             (1)                 2       1           1,456

                                        -----------------------------------------------    ----------------       ---------------
Total stockholders' equity                     206,221          (2,873)           (147)             3,020                 206,221
                                        -----------------------------------------------    ----------------       ---------------
Total liabilities and stockholders'
  equity                                      $269,713            $986              $0               ($20)               $270,679
                                        ===============================================    ================       ===============

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

                               PHARMACOPEIA, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                    (in thousands, except per share amounts)

                                                                                   US GAAP           PRO FORMA
                                                  PHARMACOPEIA        SYNOMICS    ADJUSTMENTS        ADJUSTMENTS           PRO FORMA
                                                  ---------------------------------------------    ---------------       -----------
Revenue:
  Drug discovery services                              $39,035                                                            $39,035
  Software license, service and other                   75,401             782           (105)                             76,078
  Hardware                                               4,955                                                              4,955
                                                  ---------------------------------------------    ---------------       ---------
    Total revenue                                      119,391             782           (105)                 0          120,068

Cost of revenue:
  Drug discovery services                               23,100                                                             23,100
  Software license, service and other                   10,901                                                             10,901
  Hardware                                               4,396                                                              4,396
                                                  ---------------------------------------------    ---------------       ---------
    Total cost of revenue                               38,397               0              0                  0           38,397

Gross margin                                            80,994             782           (105)                 0           81,671

Operating costs and expenses:
  Research and development                              26,431           2,620              5                              29,056
  Sales, general and administrative                     48,749           1,788                                             50,537
  Write off of in process R&D                            8,740                                                              8,740
  Goodwill amortization                                  3,838                                               700      3     4,538
                                                  ---------------------------------------------    ---------------       ---------
    Total operating costs and expenses                  87,758           4,408              5                700           92,871

Operating loss                                          (6,764)         (3,626)          (110)              (700)         (11,200)

Interest and other income, net                           9,194             165                              (200)      4    9,159
                                                  ---------------------------------------------    ---------------       ---------
Income (loss) before provision (benefit)
  for income taxes                                       2,430          (3,461)          (110)              (900)           (2,041)
Provision for income taxes                               1,255                                                               1,255
                                                  ---------------------------------------------    ---------------       ---------
Net income (loss)                                       $1,175         $(3,461)         $(110)             $(900)          $(3,296)
                                                  =============================================    ===============       =========

Earnings (loss) per share - basic                        $0.05                                                              ($0.15)
Weighted average shares outstanding - basic             22,659                                                              22,659

Earnings (loss) per share - diluted                      $0.05                                                              ($0.15)
Weighted average shares outstanding - diluted           24,453                                                              22,659

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

                               PHARMACOPEIA, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001

                    (in thousands, except per share amounts)

                                                                                        US GAAP          PRO FORMA
                                                       PHARMACOPEIA        SYNOMICS     ADJUSTMENTS     ADJUSTMENTS        PRO FORMA
                                                    ------------------------------------------------    -----------      -----------
Revenue:
  Drug discovery services                                    $6,373              $0              $0                          $6,373
  Software license, service and other                        19,190             137             178                          19,505
  Hardware                                                    1,577               0               0                           1,577
                                                    ------------------------------------------------    -----------      -----------
    Total revenue                                            27,140             137             178              0           27,455

Cost of revenue:
  Drug discovery services                                     5,181               0               0                           5,181
  Software license, service and other                         4,609               0               0                           4,609
  Hardware                                                    1,470               0               0                           1,470
                                                    ------------------------------------------------    -----------      -----------
    Total cost of revenue                                    11,260               0               0              0           11,260

Gross margin                                                 15,880             137             178              0           16,195

Operating costs and expenses:
  Research and development                                    8,398             848               0                           9,246
  Sales, general and administrative                          13,213             350               1                          13,564
  Goodwill amortization                                       1,820               0               0            175     3      1,995
                                                    ------------------------------------------------    -----------      -----------
    Total operating costs and expenses                       23,431           1,198               1            175           24,805

Operating income (loss)                                      (7,551)         (1,061)            177           (175)          (8,610)

Interest and other income, net                                1,900          (2,258)              0            (50)     4      (408)
                                                    ------------------------------------------------    -----------      -----------
Income (loss) before provision for income taxes              (5,651)         (3,319)            177           (225)          (9,018)
Provision for income taxes                                      129               0               0                             129
                                                    ------------------------------------------------    -----------      -----------
Net income (loss)                                           $(5,780)        $(3,319)           $177          $(225)         $(9,147)
                                                    ================================================    ===========      ===========

Loss per share - basic                                       $(0.25)                                                         $(0.39)
Weighted average shares outstanding - basic                  23,553                                                          23,553

Loss per share - diluted                                     $(0.25)                                                         $(0.39)
Weighted average shares outstanding - diluted                23,553                                                          23,553


See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

                               PHARMACOPEIA, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANICAL INFORMATION



1. To eliminate Synomics historical loan and equity accounts. A portion of the consideration was paid in satisfaction of certain of Synomics' debts.

2. To record the cash paid to the sellers of $3,500,000, the accrual of transaction costs of $500,000, and to record goodwill of $3,480,000.

3. Pharmacopeia expects annual and quarterly amortization of goodwill to be approximately $700,000 and $175,000, respectively. The treatment of goodwill and other identifiable assets within the unaudited pro forma consolidated financial statements does not reflect the impact of the FASB Statements No. 141 and No. 142, "Business Combinations" and "Goodwill and Other Intangible Assets."

4. To reflect lost interest income on total consideration of $4,000,000 used to complete the acquisition.

                                           EXHIBIT INDEX



         Exhibit Number                         Description
         --------------                         -----------

                  3 Agreement for the Sale and Purchase of Shares in Synomics Limited dated June 21, 2001 between certain of the persons whose names and addresses are set fourth in the first schedule and Accelrys Inc. (Incorporated by reference to Exhibit 2 to the registrant's Report on Form 8-K filed on July 13,
                           2001).

                  23       Consent of Arthur Andersen, Independent auditors